Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES THIRD QUARTER RESULTS

Diluted EPS of $1.46, $1.62 on Adjusted Basis

MURRAY HILL, NJ — (October 25, 2011) — C. R. Bard, Inc. (NYSE: BCR) today reported 2011 third quarter financial results. Third quarter 2011 net sales were $719.2 million, an increase of 6 percent over the prior-year period on a reported basis, 3 percent on a constant currency basis.

For the third quarter 2011, net sales in the U.S. were $486.5 million, an increase of 2 percent. Net sales outside the U.S. were $232.7 million, an increase of 17 percent on a reported basis, 7 percent on a constant currency basis.

For the third quarter 2011, net income attributable to common shareholders was $130.1 million and diluted earnings per share available to common shareholders were $1.46, an increase of 2 percent and 9 percent, respectively, as compared to the third quarter 2010 results. Adjusting for items that affect comparability of results between periods as detailed in the tables below, third quarter 2011 net income attributable to common shareholders was $144.9 million and diluted earnings per share available to common shareholders were $1.62, an increase of 7 percent and 13 percent, respectively, as compared to third quarter 2010 results.

Timothy M. Ring, chairman and chief executive officer, commented, “In the face of another quarter of low procedure volumes in the United States, our product lines with recent strategic acquisitions and new product launches are growing double-digits, proving that our product leadership strategy continues to work, even in challenging economic times. We remain focused on providing improved solutions for clinicians and patients through technology that also reduces total cost to the system. We continue to prioritize our resources into markets with double-digit revenue growth opportunities, and we are confident that this approach will continue to provide favorable long-term returns to shareholders.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2011 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net sales	$719,200	$678,400	$2,144,500	$2,003,100
Costs and expenses
Cost of goods sold	274,900	251,900	815,200	756,300
Marketing, selling and administrative expense	189,300	185,900	580,400	555,100
Research and development expense	46,900	47,500	141,800	133,200
Interest expense	9,000	3,200	27,100	8,900
Other (income) expense, net	17,000	6,700	211,200	8,700

Total costs and expenses	537,100	495,200	1,775,700	1,462,200

Income from operations before income taxes	182,100	183,200	368,800	540,900

Income tax provision	52,000	55,700	154,600	167,500

Net income	130,100	127,500	214,200	373,400

Net income attributable to noncontrolling interest	—	—	—	400

Net income attributable to common shareholders	$130,100	$127,500	$214,200	$373,000

Basic earnings per share available to common shareholders	$1.48	$1.35	$2.44	$3.91

Diluted earnings per share available to common shareholders	$1.46	$1.34	$2.40	$3.86

Wt. avg. common shares outstanding - basic	86,600	93,300	86,000	94,400

Wt. avg. common and common equivalent shares outstanding - diluted	87,800	94,300	87,700	95,500

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2011	2010	Change	Constant Currency	2011	2010	Change	Constant Currency
Vascular	$208,200	$190,700	9%	5%	$621,700	$550,600	13%	10%
Urology	182,200	179,000	2%	—	544,400	533,000	2%	1%
Oncology	198,900	183,300	9%	6%	578,100	535,600	8%	6%
Surgical Specialties	107,600	104,600	3%	1%	333,400	320,000	4%	3%
Other	22,300	20,800	7%	5%	66,900	63,900	5%	4%

Net sales	$719,200	$678,400	6%		$2,144,500	$2,003,100	7%

Foreign exchange impact		18,700				31,500

Constant Currency	$719,200	$697,100		3%	$2,144,500	$2,034,600		5%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$274.9	$189.3	$46.9	$17.0	$52.0	$130.1	$1.46
Items that affect comparability of results between periods:
Acquisition related items	(0.1)	(2.1)	(0.5)	—	0.5	2.2
Restructuring	—	—	—	(10.0)	3.3	6.7
Impairment of bonds	—	—	—	(7.0)	—	7.0
Tax items	—	—	—	—	1.1	(1.1)

Total	(0.1)	(2.1)	(0.5)	(17.0)	4.9	14.8	0.17

Adjusted Basis	$274.8	$187.2	$46.4	$—	$56.9	$144.9	$1.62

	Quarter Ended September 30, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$251.9	$185.9	$47.5	$6.7	$55.7	$127.5	$1.34
Items that affect comparability of results between periods:
Acquisition related items	(0.6)	(1.9)	—	(7.7)	3.2	7.0
Tax items	—	—	—	—	(1.4)	1.4

Total	(0.6)	(1.9)	—	(7.7)	1.8	8.4	0.09

Adjusted Basis	$251.3	$184.0	$47.5	$(1.0)	$57.5	$135.9	$1.43

	Nine Months Ended September 30, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$815.2	$580.4	$141.8	$211.2	$154.6	$214.2	$2.40
Items that affect comparability of results between periods:
Acquisition related items	0.4	(3.0)	(3.5)	(0.3)	1.6	4.8
Legal settlements and commitments	—	—	—	(195.5)	6.0	189.5
Restructuring	—	—	—	(8.9)	3.0	5.9
Impairment of bonds	—	—	—	(7.0)	—	7.0
Tax items	—	—	—	—	1.1	(1.1)

Total	0.4	(3.0)	(3.5)	(211.7)	11.7	206.1	2.31

Adjusted Basis	$815.6	$577.4	$138.3	$(0.5)	$166.3	$420.3	$4.70

	Nine Months Ended September 30, 2010
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$756.3	$555.1	$133.2	$8.7	$167.5	$373.0	$3.86
Items that affect comparability of results between periods:
Acquisition related items	(2.8)	(5.6)	(0.5)	(9.3)	4.1	14.1
Write-down of receivables	—	(3.8)	—	—	—	3.8
Tax items	—	—	—	—	(1.4)	1.4

Total	(2.8)	(9.4)	(0.5)	(9.3)	2.7	19.3	0.20

Adjusted Basis	$753.5	$545.7	$132.7	$(0.6)	$170.2	$392.3	$4.06

(1)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings

•

For the third quarter 2011, the following items affected the comparability of results between periods: (i) charges of $2.7 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, and purchase accounting adjustments; (ii) net charges of $10.0 million pre-tax for restructuring; (iii) a charge of $7.0 million pre-tax for the impairment of Greek bonds; and (iv) a decrease of $1.1 million in the income tax provision due to an audit settlement. The net effect of these items decreased net income attributable to common shareholders by $14.8 million, or $0.17 diluted earnings per share available to common shareholders.

•

For the third quarter 2010, the following items affected the comparability of results between periods: (i) charges of $10.2 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; and (ii) a net increase of $1.4 million in the income tax provision, including an increase of $5.6 million due to a cash repatriation of certain foreign earnings as a result of tax legislation enacted in the third quarter of 2010, partially offset by a decrease of $4.2 million due to a remeasurement of certain tax positions related to the IRS examinations of the tax years 2003 and 2004. The net effect of these items decreased net income attributable to common shareholders by $8.4 million, or $0.09 diluted earnings per share available to common shareholders.

•

For the nine months ended September 30, 2011, the following items affected the comparability of results between periods: (i) charges of $6.4 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) charges of $195.5 million pre-tax related to legal settlements and commitments; (iii) net charges of $8.9 million pre-tax for restructuring; (iv) a charge of $7.0 million pre-tax for the impairment of Greek bonds; and (v) a decrease of $1.1 million in the income tax provision due to an audit settlement. The net effect of these items decreased net income attributable to common shareholders by $206.1 million, or $2.31 diluted earnings per share available to common shareholders.

•

For the nine months ended September 30, 2010, the following items affected the comparability of results between periods: (i) charges of $18.2 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) a charge of $3.8 million pre-tax for the write-down of public hospital receivables in Greece; and (iii) a net increase of $1.4 million in the income tax provision, including an increase of $5.6 million due to a cash repatriation of certain foreign earnings as a result of tax legislation enacted in the third quarter of 2010, partially offset by a decrease of $4.2 million due to a remeasurement of certain tax positions related to the IRS examinations of the tax years 2003 and 2004. The net effect of these items decreased net income attributable to common shareholders by $19.3 million, or $0.20 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items and the write-down of public hospital receivables in Greece; (3) research and development expense excluding charges for acquisition related items; (4) other (income) expense, net, excluding charges for acquisition related items, legal settlements and commitments, charges for restructuring, and the impairment of Greek bonds; (5) income tax provision excluding a decrease due to an audit settlement, an increase resulting from a cash repatriation of certain foreign earnings, a decrease due to a remeasurement of certain tax positions and the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income attributable to common shareholders	$130,100	$127,500	$214,200	$373,000
Less: Income allocated to participating securities (1)	2,300	1,300	4,000	4,100

Net income available to common shareholders	$127,800	$126,200	$210,200	$368,900

Earnings per Share Numerator: Adjusted Basis - diluted
Net income attributable to common shareholders	$144,900	$135,900	$420,300	$392,300
Less: Income allocated to participating securities (1)	2,600	1,400	8,000	4,300

Net income available to common shareholders	$142,300	$134,500	$412,300	$388,000

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	86,600	93,300	86,000	94,400

Wt. avg. common and common equivalent shares outstanding - diluted	87,800	94,300	87,700	95,500

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.48	$1.35	$2.44	$3.91

Diluted earnings per share available to common shareholders	$1.46	$1.34	$2.40	$3.86

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.62	$1.43	$4.70	$4.06

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.